UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jon Serbousek as President of Global Spine and as Successor President and Chief Executive Officer of the Company

On August 2, 2019, Orthofix Medical Inc. (the “Company”) appointed Jon Serbousek as President of Global Spine, effective August 5, 2019.  In addition, on August 5, 2019, the Company announced that Mr. Serbousek would be the successor to Brad Mason, the company’s retiring President and Chief Executive Officer (CEO), to be effective November 1, 2019.

Mr. Serbousek, age 58, has served since 2015 as an independent advisor to companies in the medical technology industry. During this period, Mr. Serbousek has also served as an independent board member of several privately-held companies in the medical technology industry.  From 2008 until 2015, Mr. Serbousek served as a Senior Vice President of, and held senior operational positions with, Biomet, Inc. (“Biomet”), a medical device company.  From 2013 to 2015, he served as Worldwide President of Biomet Biologics, and prior thereto served as Worldwide Group President of Biomet Orthopedics from 2011 to 2013 and as President of U.S. Orthopedics from 2008 to 2011. From 2000 until 2008, Mr. Serbousek held diverse general management roles of increasing responsibility with the Spine and Biologics Divisions of Medtronic, Inc. (“Medtronic”), a medical device company, including serving as Worldwide Division President, Spine and Vice President and General Manager, Worldwide Biologics.  Before joining Medtronic, Mr. Serbousek served in various roles of increasing responsibility in the areas of joint reconstruction, spine, sports medicine, and biologics, at DePuy Orthopedics, a medical device company and subsidiary of Johnson & Johnson, from 1987 to 2000, including as Vice President of Marketing and Product Development and Vice President of Spinal Operations.  Mr. Serbousek earned a bachelor’s of science degree in Engineering from Washington State University, a master’s of science degree in Bioengineering from the University of Utah and later completed several advanced management programs including a program at the IMD International School of Management in Lausanne, Switzerland.

As President of Global Spine, Mr. Serbousek will receive an annual base salary of $500,000 per year, a target bonus opportunity under the Company’s annual incentive plan of 80% of his then-current base salary and will be eligible to receive future, annual equity incentive awards (subject to approval of the Company’s Board of Directors or the Compensation Committee thereof).  Mr. Serbousek also is eligible to receive certain temporary transition living and relocation assistance for up to six months after his hire date and received the inducement grants described below under “Inducement Stock Option Agreement and Restricted Stock Unit Agreement with Mr. Serbousek.”  The foregoing terms are set forth in a letter agreement between the Company and Mr. Serbousek, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Change in Control and Severance Agreement and Indemnification Agreement with Mr. Serbousek

The Company and Mr. Serbousek entered into a Change in Control and Severance Agreement that is materially consistent with the agreement the Company has entered into with its other U.S.-based executives. Under the Change in Control and Severance Agreement, Mr. Serbousek will be eligible to receive the following severance payments and benefits upon termination of the his employment (i) for death or “disability” (as defined in the agreement), (ii) by the Company without “cause” (as defined in the agreement) or (iii) by Mr. Serbousek for “good reason” (as defined in the agreement):

•	Any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination.

•

The pro rata amount of any incentive compensation for the year of termination of employment (based on the number of days he is actually employed by the Company during the year in which termination of employment occurs) based on the achievement of the Company's performance goals for such year.

•

An amount equivalent to 1.0 times the sum of: (i) Mr. Serbousek’s annual base salary plus (ii) his current year’s target bonus; provided that during the 24-month period following any change in control, the foregoing amount increases to 1.5 times such sum.

•

If Mr. Serbousek timely elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Action of 1985 (“COBRA”) and remains eligible to receive COBRA coverage, the Company will reimburse him for his monthly premium payments for health care coverage under COBRA for a period of 12 months.

•	$12,500 for use towards outplacement services (plus an additional $6,250 during the 24-month period following any change in control).

The right to receive cash payments following a change in control remains subject to a “double trigger” provision, such that payments by the Company are only owed if Mr. Serbousek separates from employment in specific circumstances in connection with or following a change in control.

The agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective so long as Mr. Serbousek is an employee and for a period of 12 months after his employment is terminated.  The agreement also contains provisions that define certain vesting and exercise rights in connection with time-based stock options, time-based restricted stock and time-based restricted stock units granted (such as by defining the terms “cause,” “good reason,” and “qualified retirement” for purposes of all prior and subsequent time-based equity grants).  The agreement does not guarantee any minimum levels of cash or equity-based compensation levels during Mr. Serbousek’s employment with the Company.  The term of the agreement continues in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and Mr. Serbousek terminating the agreement.

Inducement Stock Option Agreement and Restricted Stock Unit Agreement with Mr. Serbousek

As an inducement to Mr. Serbousek’s employment, the Board of Directors and Compensation Committee thereof awarded grants to Mr. Serbousek of (i) stock options to acquire up to 50,711 shares of common stock of the Company (“Common Stock”) pursuant to the Employee Inducement Non-Qualified Stock Option Agreement and (ii) 14,743 restricted stock units pursuant to the Employee Inducement Restricted Stock Unit Agreement.

The exercise price of the stock options granted pursuant to the Employee Inducement Non-Qualified Stock Option Agreement is $50.87, which was the closing price of the Common Stock on the NASDAQ Stock Market on August 5, 2019, the date of grant. Subject to certain further requirements set forth in the Employee Inducement Non-Qualified Stock Option Agreement and Employee Inducement Restricted Stock Unit Agreement, the stock option award and restricted stock unit award will vest in 25% increments on each of the first four anniversaries of the grant date.  The stock option and restricted stock unit grants were made pursuant to NASDAQ Marketplace Rule 5635(c)(4).  The Employee Inducement Non-Qualified Stock Option Agreement and Employee Inducement Restricted Stock Unit Agreement each include provisions for forfeiture if Mr. Serbousek’s service to Orthofix terminates prior to vesting, as well as provisions for full vesting acceleration (i) upon a termination by Orthofix without “cause” or resignation by Mr. Serbousek for “good reason,” in either case, within 24 months following a “corporate transaction” (each, as defined in the award agreements) in which such awards are assumed, continued, or substituted; (ii) immediately prior to the consummation of a corporate transaction in which such awards are not assumed, continued, or substituted; or (iii) upon Mr. Serbousek’s termination due to death or “disability” (as defined in the award agreements).  The Employee Inducement Non-Qualified Stock Option Agreement also provides for vesting acceleration upon Mr. Serbousek’s “qualified retirement” (as defined in the award agreement), with the amount of acceleration depending upon the timing of his retirement, and the Employee Inducement Restricted Stock Unit Agreement also provides for full vesting acceleration upon any termination by Orthofix without cause.

Item 7.01.	Regulation FD Disclosure.

On August 5, 2019, the Company issued a press release regarding the appointment of Mr. Serbousek as an officer of the Company and the inducement grants made to Mr. Serbousek. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

10.1Letter agreement, dated July 30, 2019, between the Company and Jon Serbousek.

99.1Press release, dated August 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: August 5, 2019